EXHIBIT 99.1

Contact: Thomas Stites Mindspeed Technologies, Inc. (949) 579-3650	Investor Relations Contact: Timea Parris Mindspeed Technologies, Inc. (949) 579-6283

MINDSPEED® REPORTS FISCAL 2005 SECOND QUARTER RESULTS

Revenues of $26.6 Million Consistent with Company’s Expectations,
Cash Consumption Further Reduced by 20 Percent Sequentially

NEWPORT BEACH, Calif., April 25, 2005 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $26.6 million for the second quarter of fiscal 2005, which ended April 1, 2005, consistent with its previously announced expectations of approximately flat-to-up-5 percent sequential quarterly revenue growth compared to the $26.3 million reported in the first quarter of fiscal 2005.

     Revenues from multiservice access voice-over-IP (VoIP) solutions grew 35 percent sequentially over the prior quarter, contributing 33 percent of total second quarter revenues. Revenues from high-performance analog devices increased 11 percent sequentially to 26 percent of total quarterly revenues. T/E carrier transmission product revenues contributed 23 percent of the total, declining 27 percent sequentially. Revenues from ATM/MPLS network processor solutions contributed the remaining 18 percent of second quarter revenues, declining 6 percent from the prior quarter. By sales geography, the Asia-Pacific region contributed 51 percent of second quarter revenues, the Americas 38 percent, and Europe contributed 11 percent.

     “We met our revenue expectations for our second fiscal quarter, achieving a modest sequential increase despite a significant slowdown primarily in shipments of our legacy T1/E1 transmission products,” said Raouf Halim, Mindspeed’s chief executive officer. “Shipments of VoIP products grew significantly and represented our largest revenue contributor. In fact, over the past four quarters, VoIP product revenues have grown in excess of 80 percent compared to the prior four quarters.

     “I am also pleased that we continued to deliver improved financial performance on a number of key metrics. During the quarter we cut cash consumption by 20 percent sequentially and we

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Mindspeed Reports Fiscal 2005 Second Quarter Results	2

further reduced our pro forma operating loss by another 10 percent.”

     Gross margin for the second quarter of fiscal 2005 was $18.3 million, or 69 percent of revenues. Mindspeed’s pro forma operating loss for the second quarter of fiscal 2005 was $10.7 million, a reduction of 10 percent from the pro forma operating loss of $11.9 million reported in the first quarter of fiscal 2005. Presented on a GAAP basis, Mindspeed’s operating loss for the second quarter was $18.2 million, as compared to $30.1 million in the prior quarter.

     Mindspeed’s pro forma net loss for the second quarter of fiscal 2005 was $10.9 million, or $0.11 per share, based on approximately 102.1 million average shares outstanding, compared to the pro forma net loss of $12.3 million, or $0.12 per share, in the prior quarter, based on approximately 100.8 million average shares outstanding. Presented on a GAAP basis, the net loss for the second quarter of fiscal 2005 was $18.4 million, or $0.18 per share, compared to $30.5 million, or $0.30 per share in the prior quarter. Combined cash and marketable securities totaled $72.1 million at the end of the second quarter of fiscal 2005.

     As described below, the pro forma results, which are a supplement to financial results based on generally accepted accounting principles (GAAP), exclude amortization of intangible assets and special items. Mindspeed uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into underlying operating results by excluding amortization of intangible assets and the effects of restructuring charges, asset impairments and other significant discrete items that may not be indicative of Mindspeed’s core operating results. Cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sale of convertible senior notes, deferred financing costs and purchases of marketable securities. These measures provide an operating perspective not immediately apparent from GAAP operating loss or net loss. In addition, Mindspeed has historically reported similar financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. These measures of earnings and cash flows are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. A reconciliation of the pro forma and GAAP results is included in the accompanying financial data.

Outlook

     “We remain confident in the long-term growth of the network infrastructure markets we serve and, in particular, our ability to gain a disproportionate share in specific high-growth

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Mindspeed Reports Fiscal 2005 Second Quarter Results	3

segments,” said Halim. “However, as a result of continued poor visibility coupled with an overall weaker near-term outlook primarily for certain of our legacy communication products, we now anticipate reaching pro forma operating breakeven performance of $37 million in quarterly revenues in the first half of calendar 2006. This perspective is predicated primarily upon continued growth of our VoIP and high-performance analog product families” Halim added.

     Mindspeed expects third-quarter revenues to be approximately flat-to-up 5 percent sequentially. The company expects overall gross margin to be approximately 69 percent and expects quarterly pro forma operating expenses (which exclude amortization of intangible assets and special charges at an assumed level of approximately $1 million) to be approximately $27.5 million. As a result, Mindspeed expects its fiscal 2005 third quarter pro forma operating loss to be approximately 15 percent lower than in the second fiscal quarter.

Second Quarter Fiscal 2005 Conference Call

     Mindspeed will conduct a conference call to discuss its second quarter fiscal 2005 results this afternoon, Monday, April 25, at 2:00 p.m. PDT/5:00 p.m. EDT. To listen to the conference call via telephone, call 877-804-1919 (domestic) or 334-323-7224 (international); security code: Mindspeed. To listen via the Internet, visit the investor relations section of Mindspeed’s web site at www.mindspeed.com under About Us/Investors. The replay of the conference will be available immediately after the conclusion of the call. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 877-919-4059 (domestic) or 334-323-7226 (international); pass code: 51157070.

About Mindspeed Technologies®

     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

     The company’s four key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, T/E carrier physical-layer and link-layer devices, and ATM/MPLS network processors.

     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

     To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading “Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements

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Mindspeed Reports Fiscal 2005 Second Quarter Results	4

regarding operating and performance trends such as continued growth of VoIP and high-performance analog product revenues, the ability to capture a disproportionate share in targeted market segments, improved financial performance, the time table for pro forma operating profitability, and the near-term outlook for product sales. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products; the company’s ability to reduce its cash consumption; reduction of inventory at key customers; pricing pressures and other competitive factors; order and shipment uncertainty; availability of capital needed for the company’s business; and the company’s ability to maintain operating expenses within anticipated levels. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Certain Business Risks”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2004, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2005 Second Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.
Pro Forma Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Six months ended
					Mar. 31,
	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2005	2004	2004	2004	2005	2004
Net revenues	$26,644	$26,316	$26,579	$30,750	$52,960	$57,496
Cost of goods sold (a)	8,316	7,982	8,967	7,899	16,298	16,027

Gross margin	18,328	18,334	17,612	22,851	36,662	41,469
Operating expenses:
Research and development	18,613	19,604	19,943	20,120	38,217	40,544
Selling, general and administrative	10,430	10,662	11,228	10,913	21,092	22,873

Total operating expenses	29,043	30,266	31,171	31,033	59,309	63,417

Pro forma operating loss	(10,715)	(11,932)	(13,559)	(8,182)	(22,647)	(21,948)
Other income (expense), net	(254)	—	53	135	(254)	349

Pro forma loss before income taxes	(10,969)	(11,932)	(13,506)	(8,047)	(22,901)	(21,599)
Provision for income taxes	(63)	398	(568)	281	335	473

Pro forma net loss	$(10,906)	$(12,330)	$(12,938)	$(8,328)	$(23,236)	$(22,072)

Pro forma net loss per share, basic and diluted	$(0.11)	$(0.12)	$(0.13)	$(0.08)	$(0.23)	$(0.23)

Weighted-average number of shares used in per share computation	102,075	100,804	100,242	98,239	101,440	96,426

Pro forma operating loss, pro forma net loss and pro forma net loss per share exclude the amortization of intangible assets and special charges. A reconciliation of pro forma and GAAP results is presented in the following table.

(a)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $3.4 million (March 2005), $2.0 million (December 2004), $2.7 million (September 2004) and $2.8 million (March 2004). For the six months ended March 31, 2005 and 2004, the favorable effect of such sales was $5.5 million and $3.8 million, respectively.

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Mindspeed Reports Fiscal 2005 Second Quarter Results	6

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Pro Forma Results to GAAP
(unaudited, in thousands, except per share amounts)

	Three months ended				Six months ended
					March 31,
	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2005	2004	2004	2004	2005	2004
Reconciliation of Pro Forma Operating Loss to Operating Loss
Pro forma operating loss	$(10,715)	$(11,932)	$(13,559)	$(8,182)	$(22,647)	$(21,948)
Amortization of intangible assets and special items:
Amortization of intangible assets	6,981	12,676	12,602	12,631	19,657	25,107
Special charges (b)	508	5,473	—	387	5,981	387

Operating loss	$(18,204)	$(30,081)	$(26,161)	$(21,200)	$(48,285)	$(47,442)

Reconciliation of Pro Forma Net Loss to Net Loss
Pro forma net loss	$(10,906)	$(12,330)	$(12,938)	$(8,328)	$(23,236)	$(22,072)
Amortization of intangible assets and special items:
Amortization of intangible assets	6,981	12,676	12,602	12,631	19,657	25,107
Special charges (b)	508	5,473	—	387	5,981	387

Net loss	$(18,395)	$(30,479)	$(25,540)	$(21,346)	$(48,874)	$(47,566)

Reconciliation of Pro Forma Net Loss Per Share to Net Loss Per Share
Loss per share, basic and diluted:
Pro forma net loss	$(0.11)	$(0.12)	$(0.13)	$(0.08)	$(0.23)	$(0.23)
Amortization of intangible assets and special items	(0.07)	(0.18)	(0.12)	(0.14)	(0.25)	(0.26)

Net loss	$(0.18)	$(0.30)	$(0.25)	$(0.22)	$(0.48)	$(0.49)

Reconciliation of Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(6,727)	$(8,395)	$(11,115)	$(7,059)	$(15,122)	$(20,485)
Sale of convertible senior notes	—	43,930	—	—	43,930	—
Deferred financing costs	(95)	(320)	—	—	(415)	—
Purchase of marketable securities	(44,875)	(3,253)	—	—	(48,128)	—

Net increase (decrease) in cash and cash equivalents	$(51,697)	$31,962	$(11,115)	$(7,059)	$(19,735)	$(20,485)

(b)	Special charges consist of asset impairments and restructuring charges.

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Mindspeed Reports Fiscal 2005 Second Quarter Results	7

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Six months ended
					March 31,
	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2005	2004	2004	2004	2005	2004
Net revenues	$26,644	$26,316	$26,579	$30,750	$52,960	$57,496
Cost of goods sold (c)	8,316	7,982	8,967	7,899	16,298	16,027

Gross margin	18,328	18,334	17,612	22,851	36,662	41,469
Operating expenses:
Research and development	18,613	19,604	19,943	20,120	38,217	40,544
Selling, general and administrative	10,430	10,662	11,228	10,913	21,092	22,873
Amortization of intangible assets	6,981	12,676	12,602	12,631	19,657	25,107
Special charges (d)	508	5,473	—	387	5,981	387

Total operating expenses	36,532	48,415	43,773	44,051	84,947	88,911

Operating loss	(18,204)	(30,081)	(26,161)	(21,200)	(48,285)	(47,442)
Other income (expense), net	(254)	—	53	135	(254)	349

Loss before income taxes	(18,458)	(30,081)	(26,108)	(21,065)	(48,539)	(47,093)
Provision for income taxes	(63)	398	(568)	281	335	473

Net loss	$(18,395)	$(30,479)	$(25,540)	$(21,346)	$(48,874)	$(47,566)

Net loss per share, basic and diluted	$(0.18)	$(0.30)	$(0.25)	$(0.22)	$(0.48)	$(0.49)

Weighted-average number of shares used in per share computation	102,075	100,804	100,242	98,239	101,440	96,426

(c)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $3.4 million (March 2005), $2.0 million (December 2004), $2.7 million (September 2004) and $2.8 million (March 2004). For the six months ended March 31, 2005 and 2004, the favorable effect of such sales was $5.5 million and $3.8 million, respectively.

(d)	Special charges consist of asset impairments and restructuring charges.

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Mindspeed Reports Fiscal 2005 Second Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2005	2004
ASSETS
Current Assets
Cash and cash equivalents (e)	$23,903	$43,638
Marketable securities, current (e)	46,490	—
Receivables, net	13,529	19,618
Inventories	10,008	11,986
Other current assets	4,767	6,114

Total current assets	98,697	81,356
Property, plant and equipment, net	17,854	20,979
Intangible assets, net	824	20,385
Other assets (e)	5,446	3,580

Total assets	$122,821	$126,300

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$10,906	$13,112
Deferred revenue	3,451	3,471
Accrued compensation and benefits	6,978	9,282
Restructuring	4,012	2,823
Other current liabilities	3,721	3,586

Total current liabilities	29,068	32,274
Convertible senior notes	44,026	—
Other liabilities	3,432	3,099

Total liabilities	76,526	35,373
Stockholders’ equity	46,295	90,927

Total liabilities and stockholders’ equity	$122,821	$126,300

(e)	Combined cash and marketable securities consist of the following:

	March 31,	September 30,
	2005	2004
Cash and cash equivalents	$23,903	$43,638
Marketable securities, current	46,490	—
Marketable securities, noncurrent, included in other assets	1,663	—

Combined cash and marketable securities	$72,056	$43,638

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Mindspeed Reports Fiscal 2005 Second Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Six months ended
	March 31,
	2005	2004
Cash Flows From Operating Activities
Net loss	$(48,874)	$(47,566)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	4,954	5,867
Amortization of intangible assets	19,657	25,107
Asset impairments	604	—
Inventory provisions	739	1,510
Other non-cash items, net	597	4
Changes in assets and liabilities:
Receivables	6,140	(3,937)
Inventories	1,239	(7,260)
Accounts payable	(2,206)	(1,256)
Deferred revenue	(20)	1,711
Accrued expenses and other current liabilities	175	(2,911)
Other	1,509	440

Net cash used in operating activities	(15,486)	(28,291)

Cash Flows From Investing Activities
Capital expenditures	(2,463)	(3,123)
Sale of assets	137	54
Purchase of marketable securities	(48,128)	—

Net cash used in investing activities	(50,454)	(3,069)

Cash Flows From Financing Activities
Sale of convertible senior notes	43,930	—
Exercise of stock options and warrants	2,690	10,939
Deferred financing costs	(415)	(64)

Net cash provided by financing activities	46,205	10,875

Net decrease in cash and cash equivalents	(19,735)	(20,485)
Cash and cash equivalents at beginning of period	43,638	80,121

Cash and cash equivalents at end of period	$23,903	$59,636

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Mindspeed Reports Fiscal 2005 Second Quarter Results	10

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended				Six months ended
					March 31,
	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2005	2004	2004	2004	2005	2004
Gross margin %	69%	70%	66%	74%	69%	72%
Cash provided by (used in):
Operating activities	$(5,663)	$(9,823)	$(9,966)	$(12,858)	$(15,486)	$(28,291)
Investing activities	(46,567)	(3,887)	(1,856)	(908)	(50,454)	(3,069)
Financing activities	533	45,672	707	6,707	46,205	10,875

Net increase (decrease) in cash	$(51,697)	$31,962	$(11,115)	$(7,059)	$(19,735)	$(20,485)

Depreciation (f)	$2,355	$2,599	$2,658	$2,848	$4,954	$5,867
Capital expenditures	1,701	762	1,856	962	2,463	3,123

Revenues by region:
Americas	$9,976	$11,414	$11,960	$11,602	$21,390	$24,790
Europe	3,005	3,466	3,415	4,899	6,471	8,415
Asia-Pacific	13,663	11,436	11,204	14,249	25,099	24,291

	$26,644	$26,316	$26,579	$30,750	$52,960	$57,496

Revenues by product line:
Multiservice access DSP products	$8,744	$6,470	$4,971	$8,523	$15,214	$12,081
High-performance analog products	6,916	6,258	5,445	5,104	13,174	9,872
T/E carrier products	6,117	8,425	7,725	10,674	14,542	22,688
ATM/MPLS network processor products	4,867	5,163	8,424	6,439	10,030	12,587
Other	—	—	14	10	—	268

	$26,644	$26,316	$26,579	$30,750	$52,960	$57,496

(f)	Does not include amortization of intangible assets.

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